UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd., Suite 200 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 13, 2020, Calithera Biosciences, Inc. issued a press release titled “Calithera Biosciences Provides Overview of 2020 Corporate Milestones and Financial Guidance” a copy of which is filed as Exhibit 99.1 hereto. In the press release, we announced that based upon preliminary estimates, cash, cash equivalents and investments totaled $157.4 million at December 31, 2019. This amount is preliminary, has not been audited and is subject to change upon the completion of the audit of our financial statements as of and for the year ended December 31, 2019. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of December 31, 2019.

During the fourth quarter ended December 31, 2019, we sold an aggregate of 9,536,838 shares under our at-the-market offering program with Jefferies LLC at an average price of approximately $4.45 per share for gross proceeds of $42.4 million. As of December 31, 2019, we had approximately 63.5 million shares of common stock outstanding. We expect to utilize cash and investments between $75 and $85 million in 2020.

Forward-Looking Statements

This Item 2.02 of this report contains forward-looking statements, including, without limitation, statements relating to our expectations regarding our cash position as of December 31, 2019 and our expected use of cash and investments in 2020. These forward-looking statements are based upon our current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to changes in estimated cash position based on the completion of our financial statement closing procedures and the audit of our financial statements, and other risks detailed in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We do not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

Item 8.01.	Other Events.

The information contained in Item 2.02 above and the press release, dated January 13, 2020, titled “Calithera Biosciences Provides Overview of 2020 Corporate Milestones and Financial Guidance” are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

99.1	Press Release, dated January 13, 2020, titled “Calithera Biosciences Provides Overview of 2020 Corporate Milestones and Financial Guidance”.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calithera Biosciences, Inc.
Dated: January 13, 2020
	By:	/s/ Susan M. Molineaux, Ph.D.
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer